UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On December 6, 2010, our Board of Directors appointed Robert L. Wagman, our Senior Vice President of Operations — Wholesale Parts Division, to the position of President and Co-Chief Executive Officer of the Company effective as of January 1, 2011. Joseph M. Holsten, who has served as our President and Chief Executive Officer since November 1998 and is the Vice Chairman of our Board of Directors, will share the Chief Executive Officer position with Mr. Wagman. Mr. Holsten has announced his intention to resign from his officer position with the Company on or about December 31, 2011. After his resignation, Mr. Holsten intends to remain with the Company as Vice-Chairman of the Board and as a consultant regarding operational and strategic matters.

Mr. Wagman, 45, has been our Senior Vice President of Operations—Wholesale Parts Division, with oversight of our late model recycled parts operations, our aftermarket parts operations, and our refinished bumper cover and wheel operations, since August 2009. Prior thereto, from October 1998, Mr. Wagman managed our insurance company relationships, and from February 2004, added to his responsibilities the oversight of our aftermarket parts operations. He was elected our Vice President of Insurance Services and Aftermarket Operations in August 2005. Before joining us, Mr. Wagman served from April 1995 to October 1998 as the Outside Sales Manager of Triplett Auto Parts, Inc., a recycled auto parts company that we acquired in July 1998. He started in our industry in 1987 as an Account Executive for Copart Auto Auctions, a processor and seller of salvage vehicles through auctions.

Information concerning Mr. Wagman’s compensatory arrangements is set forth in paragraph (e) of this Item 5.02 and incorporated herein by reference.

(e) Also on December 6, 2010, the Compensation Committee of the Board of Directors modified or approved the following compensation plans, arrangements and awards for the named executive officers of the Company, effective as of January 1, 2011 (unless otherwise specified):

1.	Increases to base salary for 2011 were approved as set forth below.

	Current	2011
Joseph M. Holsten, Co-Chief Executive Officer	$650,000	$725,000

Robert L. Wagman, President and Co-Chief Executive Officer	350,000	475,000

John S. Quinn, Executive Vice President and CFO	400,000	425,000

Walter P. Hanley, Senior Vice President of Development and Associate General Counsel	350,000	400,000

Victor M. Casini, Senior Vice President and General Counsel	350,000	400,000

2.	Increases to the minimum, target and maximum potential bonus percentages for the 2011 calendar year were approved as set forth below. The bonus award is determined by multiplying the officer’s base salary by the bonus percentage that corresponds to the Company’s earnings per share for 2011. The earnings per share target range for 2011 has not yet been established.

	Current	2011
Joseph M. Holsten	45/75/150	50/75/160

Robert L. Wagman	30/50/100	40/50/120

John S. Quinn	30/50/100	35/50/110

Walter P. Hanley	30/50/100	35/50/110

Victor M. Casini	30/50/100	35/50/110

3.	Grants of stock options under the Company’s 1998 Equity Incentive Plan were approved covering the number of shares set forth below. The grants will occur on the second Friday of January 2011 at an exercise price equal to the fair market value of our common stock on the grant date. The options will vest with respect to 10% of the number of shares subject to the option on each six-month anniversary of the grant date over a five-year period.

Joseph M. Holsten	100,000

Robert L. Wagman	60,000

John S. Quinn	50,000

Walter P. Hanley	50,000

Victor M. Casini	50,000

4.	Grants of restricted stock under the Company’s 1998 Equity Incentive Plan were approved covering the number of shares set forth below. The grants will occur on the second Friday of January 2011. The restricted stock will vest with respect to 20% of the shares subject to the award on each anniversary of the grant date over a five-year period. Until the shares of restricted stock vest, they may not be sold, pledged or otherwise transferred and are subject to forfeiture upon the recipient’s voluntary termination of employment or termination for cause.

Joseph M. Holsten	30,000

Robert L. Wagman	75,000

John S. Quinn	25,000

Walter P. Hanley	25,000

Victor M. Casini	25,000

5.	Increases to the range of award percentages that may be paid under the Company’s Long Term Incentive Plan were approved for the named executive officers listed below in the amount shown, for the performance period that commenced on January 1, 2009 and will end December 31, 2011. The potential LTIP award would be equal to the officer’s base salary at December 31, 2011 multiplied by the percentage in such officer’s range that corresponds with the LTIP growth targets that are achieved by the Company.

	Current Range	Amended Range
Robert L. Wagman	140-200	175-250

Victor M. Casini	140-200	175-250

6.	The Compensation Committee also recommended to the full Board of Directors for approval, and the Board of Directors subsequently approved, change of control agreements (the “Agreements”) for certain of the Company’s key employees, including all of its named executive officers. The principal terms of the Agreements are briefly summarized below.

The Agreements will become effective upon execution by the Company and the respective employees and will have an initial effective period ending on December 6, 2013, and will automatically renew for a two-year period on each December 6 thereafter, unless notice of termination is given by the Company at least 60 days before any such renewal date. The operative provisions of the Agreements will only apply, however, if a Change of Control, as defined in the Agreements, occurs during the effective period.

If the employee’s employment with the Company is terminated within two years following a Change of Control (or within 12 months prior to a Change of Control in certain circumstances) as a result of an Involuntary Termination (as defined in the Agreements), then the employee will be entitled to receive payments and benefits that include the following:

•	Payment of salary and other compensation accrued through the termination date;

•	Payment of a pro rata bonus;

•

A severance payment equal to a multiple (two-and-one-half times in the case of Mr. Holsten and two times in the case of the other named executive officers) of the sum of the employee’s (a) salary and (b) the greater of the employee’s target bonus or average annual bonus over the preceding three years;

•	If applicable, all unreimbursed relocation expenses;

•

The employee and the employee’s dependents will continue to be covered by the Company’s health and dental care plans (for a period of 30 months in the case of Mr. Holsten and 24 months in the case of the other named executive officers);

•	The Company will provide the employee with outplacement services; and

•	The employee’s outstanding equity-based compensation awards shall become vested and exercisable.

If the employee’s employment with the Company is terminated as a result of death or disability, the employee will be entitled to receive salary and other compensation accrued through the termination date and a pro rata bonus. If the employee’s employment with the Company is terminated for Cause or the employee resigns for other than Good Reason (as those terms are defined in the Agreement) the employee will be entitled to receive salary and other compensation accrued through the termination date.

The Agreement also contains confidentiality obligations on the part of the employee and requires that the employee deliver a release to the Company as a condition to receiving payments of benefits under the Agreement. The Agreement also provides that in the event of a dispute concerning an Agreement, the Company will pay the legal fees of the employee.

Under the Agreements, a “Change of Control” would include any of the following events:

•

any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquiring 30% or more of our outstanding common stock or combined voting power of our outstanding securities, subject to certain exceptions;

•	during a two-year period, our current directors (or new directors approved by them) cease to constitute a majority of our board; and

•

a merger, consolidation, share exchange, reorganization or similar transaction involving the Company or any of its subsidiaries, a sale of substantially all the Company’s assets, or the acquisition of assets or stock of another entity by the Company (unless following such business combination transaction a majority of the Company’s directors continue as directors of the resulting entity, the holders of the outstanding voting securities of the Company immediately prior to such an event continue to own shares or other securities that represent more than 50% of the combined voting power of the resulting entity after such event in substantially the same proportions as their ownership prior to such business combination transaction, and no person owns 30% or more of the resulting entity’s common stock or voting securities).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Form of Change of Control Agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Change of Control Agreement between LKQ Corporation and its named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2010

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel